UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2020

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RRD	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed on September 15, 2020 in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by R. R. Donnelly & Sons Company, a Delaware corporation (the “Company”), the Company and RR Donnelly Logistics Services Worldwide, Inc., a Delaware corporation, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with TForce Worldwide, Inc. a Delaware corporation ( “Buyer”), and TForce Holdings USA, Inc. a Delaware corporation, to sell the Company’s assets related to its Donnelley Logistics Services Worldwide (“DLS Worldwide”) business.

On November 2, 2020, the transaction contemplated by the Purchase Agreement (the “DLSWW Transaction”) closed and the Buyer acquired the Company’s DLS Worldwide logistics business for a cash purchase price of $225 million, subject to a customary working capital adjustment and an escrow of $22.5 million.

The summary description of the Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.  The Purchase Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2020 and is incorporated herein by reference. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, the Purchase Agreement is not intended to be a source of factual, business, or operational information about the parties, and investors should not rely on the representations or warranties, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties.

The Company has completed its plan to exit the Company’s Logistics Business, which, in addition to DLS Worldwide, was comprised of the Company’s Print Logistics business, its Logistics Courier business, and its International Logistics business.  On July 2, 2018, the Company completed its sale of assets comprising its Print Logistics business for $60.0 million cash, subject to a customary working capital adjustment, to Fairrington, LLC, a subsidiary of LSC Communications, Inc.  On March 2, 2020, the Company completed its sale of assets comprising its Logistics Courier business for $10.0 million cash, subject to a customary working capital adjustment and an accounts receivables adjustment, to TForce Logistics East, LLC.   On November 3, 2020, the Company completed its sale of assets comprising its International Logistics business for $13.0 million cash, subject to a customary working capital adjustment, to ePost Global, LLC. The DLSWW Transaction on its own, and all of these transactions collectively, constitute a significant disposition for the purposes of Item 2.01 of Form 8-K.  The Logistics Business is referred to collectively herein as the “Disposal Group”.

Item 7.01	Regulation FD Disclosure.

On November 2, 2020, the Company issued a press release announcing the closing of the DLSWW Transaction.  Additionally, on November 3, 2020, the Company issued a press release announcing the closing of the sale of its International Logistics business.  Copies of the press releases are hereby furnished pursuant to Item 7.01 as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Information in Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 below shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such a filing.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company for the years ended December 31, 2019, December 31, 2018, and December 31, 2017 and the unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of September 30, 2020 (collectively, the "Unaudited Pro Forma Condensed Consolidated Financial Statements"), after giving effect to the disposition of the Disposal Group, are filed as Exhibit 99.3 to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1

Asset Purchase Agreement, dated as of September 14, 2020, among R. R. Donnelley & Sons Company, Donnelley Logistics Services Worldwide, Inc., TForce Worldwide, Inc. and TForce Holdings USA, Inc.  (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the SEC on September 15, 2020)

99.1	Press release dated November 2, 2020 re Disposition of DLS Worldwide
99.2	Press release dated November 3, 2020 re Disposition of International Logistics

99.3Unaudited Pro Forma Condensed Consolidated Financial Statements

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: November 4, 2020	By:	/s/ Terry D. Peterson
	Name:	Terry D. Peterson
	Title:	Executive Vice President and Chief Financial Officer